Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Registration Statement (Form S-8 No. 333-128195) pertaining to Endurance Specialty Holdings Ltd. Employee Share Purchase Plan of our report dated March 30, 2015, with respect to the financial statements of Endurance Specialty Holdings Ltd. Employee Share Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2014.

/s/ Ernst & Young Ltd.

Hamilton, Bermuda
March 30, 2015